UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2022 (May 1, 2022)

REVIV3 PROCARE COMPANY
(Exact name of registrant as specified in its charter)

Delaware	333-220846	47-4125218
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer Identification No.)
of incorporation or organization)

9480 Telstar Ave. Unit 5, El Monte, CA	91731
(Address of principal executive offices)	(Zip Code)

(888-638-8883)
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Asset Purchase Agreement

On May 1, 2022, Reviv3 Procare Company (the “Company”) and its wholly owned subsidiary Reviv3 Acquisition Corporation (together with the Company the “Buyer”) entered into an Asset Purchase Agreement (the “Purchase Agreement”) with Axil & Associated Brands Corp., a Delaware corporation (“Axil”), and certain of its stockholders providing for the acquisition (the “Acquisition”) of both the hearing protection business of Axil consisting of ear plugs and ear muffs, and Axil’s ear bud business (collectively the “Business”). The Business constitutes substantially all of the business operations of Axil but does not include Axil’s hearing aid line of business, which Axil will continue to operate following the completion of the Acquisition.

The following description of the Purchase Agreement has been included to provide investors with information regarding the terms of the Purchase Agreement and is not intended to provide any other factual information about the parties to the Purchase Agreement or their respective subsidiaries or affiliates. It does not purport to be complete and is qualified in its entirety by reference to a copy of the Purchase Agreement which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Pursuant to the Purchase Agreement, the Buyer will purchase from Axil all assets of the Business, except for certain Excluded Assets, as defined in the Purchase Agreement, (the “Purchased Assets”) and assume only the Assumed Liabilities related thereto, as defined in the Purchase Agreement.

Subject to the terms and conditions of the Purchase Agreement, the Buyer will acquire the Business in consideration of the issuance by the Company to Axil of 73,183,893 shares of the Company’s common stock (the “Common Shares”) and 250,000,000 shares of the Company’s Series A Preferred Stock (the “Preferred Shares”) that are convertible into common stock on a one-to-one ratio (collectively the “Issued Shares”). The Preferred Shares have no voting rights and are subject to a two-year lockup agreement during which time (the “Lock Up Period”) they may not be converted or transferred. Following expiration of the Lock Up Period, no holder of Preferred Shares may convert that number of Preferred Shares which would cause them to beneficially own more than 5% of the Company’s common stock as determined in accordance with Sections 13(d) and (g) of the Securities and Exchange Act of 1934 and the applicable rules and regulations thereunder.

The negotiated agreed aggregate value of the Issued Shares is $33,318,893. This valuation represents a 25.9% discount from the average closing price of the Company’s common stock on the OTCQB over the 22-day period between March 30, 2022 and April 29, 2022 (the “Valuation Period”). This discount was agreed upon by the Company with Axil based on multiple factors including the lack of liquidity of the Issued Shares given the 4,819 average trading volume of the Company’s common stock over the Valuation Period, the non-voting status of the Preferred Shares and the restrictions on transfer and conversion described above.

Pursuant to the Purchase Agreement, within 90 days following the closing of the Acquisition (the “Closing”), the Company will effectuate a 5-to-1 reverse stock split of its outstanding common stock.

One of the stockholders of Axil is Intrepid Global Advisors, a Delaware corporation (“Intrepid”). As of May 1, 2022, Intrepid held 4.68% of the outstanding common stock of Axil and 22.33% of the outstanding common stock of the Company. During the Lock Up Period, the Company may not, subject to certain exceptions set forth in a voting agreement to be executed as a condition of closing the Acquisition, issue any additional capital stock without the consent of both Intrepid and Axil. Jeff Toghraie, Chairman and Chief Executive Officer of the Company is the managing director of Intrepid. Pursuant to the voting agreement, Axil may not vote the Common Shares during the Lock Up Period.

Subject to certain limitations, the Buyer and Axil have agreed to indemnify each other for losses arising from certain breaches of representations and covenants contained in the Purchase Agreement and certain other assumed or retained liabilities, as applicable.

The Purchase Agreement contains customary representations and warranties and covenants relating to the sale of the Business. These representations, warranties, covenants and agreements were made only for purposes of the Purchase Agreement and as of the specific dates set forth therein. They are subject to important qualifications and limitations agreed to by the parties in connection with negotiating the Purchase Agreement. They are solely for the benefit of the parties to the Purchase Agreement and should not be relied upon by any other person. The representations and warranties have been qualified by disclosure schedules and are subject to the materiality standards set forth in the Purchase Agreement.

The Closing is subject to certain customary closing conditions, including (1) approval of the Acquisition by the stockholders of Axil, (2) the absence of any governmental order that restrains, enjoins or otherwise prohibits the Closing, (3) the accuracy of the representations and warranties of, and compliance with covenants by, each of the parties to the Purchase Agreement, (4) the absence of a material adverse effect having occurred with respect to the Business since the date of the Purchase Agreement, and (5) approval of the Company’s stockholders to amend the Company’s Amended and Restated Certificate of Incorporation to create the Preferred Shares and increase its authorized common stock to an amount sufficient to deliver the Common Shares at the Closing and cover the conversion of the Preferred Shares.

Item 7.01

Regulation FD Disclosure.

On May 5, 2022, the Company issued a press release announcing the execution of the Purchase Agreement described in Item 1.01 above. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information contained in this Item 7.01 to this Current Report on Form 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any filings made by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing. This Current Report on Form 8-K is not an offer to sell or the solicitation of an offer to buy any securities.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the federal securities laws. All statements other than statements of historical fact are forward-looking. These forward-looking statements include statements regarding the proposed Acquisition. There is no assurance that the Acquisition will be completed as anticipated or at all, and there are a number of risks, uncertainties and assumptions that could cause actual results to differ materially, including risks relating to unanticipated developments that prevent, delay or negatively impact the proposed Acquisition, including statements related to the expected closing of the Acquisition or the timing thereof.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed with this Current Report on Form 8-K:

Exhibit
No.	Description of Exhibit
2.1*	Asset Purchase Agreement, dated as of May 1, 2022, among Reviv3 Procare Company, Reviv3 Acquisition Corporation, Axil & Associated Brands Corp., and Certain Stockholders of Axil & Associated Brands Corp.
99.1	Press Release dated May 5, 2022 entitled: Reviv3 Announces Agreement to Acquire Substantially All Assets of Axil & Associated Brands, a Leading provider of Hearing Protection and Enhancement Products

*	The schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K and the Company agrees to furnish supplementally to the SEC a copy of any omitted schedules or exhibits upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 5, 2022	REVIV3 PROCARE COMPANY

	By:	/s/ Jeff Toghraie
Jeff Toghraie
Chairman & Chief Executive Officer